UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2014

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
(b) Pamela M. Nicholson, a member of the Board of Directors of Energizer Holdings, Inc. (the “Company”), provided notice to the Company on January 27, 2014 that she is resigning from the Board of Directors effective March 1, 2014. Ms. Nicholson's decision to resign was not the result of any disagreement with the Company.

The Board also fixed the number of directors at ten, effective March 1, 2014.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing Ms. Nicholson’s resignation from the Board of Directors is attached as Exhibit 99.1 and incorporated by reference herein.

Additionally, on January 27, 2014, the Company announced that its Board of Directors declared a quarterly dividend of fifty cents ($0.50) per share on its Common Stock, payable on March 12, 2014 to all shareholders of record as of the close of business on February 20, 2014. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: January 27, 2014

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release, dated January 27, 2014, Departure of Director
99.2	Press Release, dated January 27, 2014, Dividend Declaration